For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2017 FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, June 12, 2017 – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended April 1, 2017.
Financial highlights include the following:

•
Net revenue for the fourth quarter of fiscal year 2017 totaled $198.0 million, up 11.7% from $177.3 million for the fourth quarter of fiscal year 2016. Net revenue for fiscal year 2017 was $773.8 million, 8.6% higher than $712.4 million for the prior fiscal year.

•
Income before income taxes was $16.5 million for the fourth quarter of fiscal 2017, a 51.4% increase over $10.9 million reported in last year's fourth fiscal quarter. For the fiscal year ended April 1, 2017, income before income taxes increased 25.7% to $55.3 million as compared to the prior fiscal year's income before income taxes of $44.0 million.

•
Net income was $10.9 million for the fourth quarter of fiscal year 2017, compared to $7.0 million reported in the same quarter of the prior year, a 55.7% increase. For the fiscal year ended April 1, 2017, net income was $38.0 million, up 33.3% from net income of $28.5 million for the year ended April 2, 2016.

•
Net income per share for the fourth quarter of fiscal 2017, based on basic and diluted weighted average shares outstanding, was $1.21 and $1.19, respectively, versus $0.78 and $0.77, respectively for the quarter ended April 2, 2016. Net income per share for the year ended April 1, 2017, based on basic and diluted weighted average shares outstanding, was $4.23 and $4.17, respectively, versus basic and diluted net income per share of $3.21 and $3.15, respectively, for the prior year.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "We are proud to report strong results in what is typically a seasonally slower winter period. This quarter, growing market demand led to improvement across all of our housing product lines. Shipment volume for the manufactured housing industry and the Company was also aided by government orders for disaster relief units, which further enhanced home sales growth."
Mr. Stegmayer continued, "We remained focused on increasing core sales and expanding business opportunities in areas with significant affordable housing demand. A recent example of this strategy is the purchase of Lexington Homes in April 2017. This manufacturing facility will serve as our base to build a stronger presence in Mississippi and the surrounding states which are historically good markets for factory built homes."
Cavco’s management will hold a conference call to review these results tomorrow, June 13, 2017, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Chariot Eagle and Lexington Homes. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Custom Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage backed securities issuer and offers conforming mortgages and chattel loans to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2016 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	April 1, 2017	April 2, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$132,542	$97,766
Restricted cash, current	11,573	10,218
Accounts receivable, net	31,221	29,113
Short-term investments	11,289	10,140
Current portion of consumer loans receivable, net	31,115	21,918
Current portion of commercial loans receivable, net	7,932	3,557
Inventories	93,855	94,813
Prepaid expenses and other current assets	28,033	22,196
Deferred income taxes, current	9,204	8,998
Total current assets	356,764	298,719
Restricted cash	724	1,082
Investments	30,256	28,948
Consumer loans receivable, net	64,686	67,640
Commercial loans receivable, net	17,901	21,985
Property, plant and equipment, net	56,964	55,072
Goodwill and other intangibles, net	80,021	80,389
Total assets	$607,316	$553,835
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,010	$18,513
Accrued liabilities	109,789	100,314
Current portion of securitized financings and other	6,417	6,262
Total current liabilities	140,216	125,089
Securitized financings and other	51,574	54,909
Deferred income taxes	21,118	20,611
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; Outstanding 8,994,968 and 8,927,989 shares, respectively	90	89
Additional paid-in capital	244,791	241,662
Retained earnings	148,141	110,186
Accumulated other comprehensive income	1,386	1,289
Total stockholders’ equity	394,408	353,226
Total liabilities and stockholders’ equity	$607,316	$553,835

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net revenue	$197,998	$177,293	$773,797	$712,352
Cost of sales	155,864	140,627	615,760	567,907
Gross profit	42,134	36,666	158,037	144,445
Selling, general and administrative expenses	25,112	25,145	101,231	98,103
Income from operations	17,022	11,521	56,806	46,342
Interest expense	(1,059)	(1,139)	(4,443)	(4,363)
Other income, net	511	519	2,918	2,049
Income before income taxes	16,474	10,901	55,281	44,028
Income tax expense	(5,586)	(3,913)	(17,326)	(15,487)
Net income	10,888	6,988	37,955	28,541

Comprehensive income:
Net income	$10,888	$6,988	$37,955	$28,541
Unrealized (loss) gain on available-for-sale securities, net of tax	(980)	1,527	97	785
Comprehensive income	9,908	8,515	38,052	29,326

Net income per share attributable to Cavco common stockholders:
Basic	$1.21	$0.78	$4.23	$3.21
Diluted	$1.19	$0.77	$4.17	$3.15
Weighted average shares outstanding:
Basic	8,994,233	8,913,460	8,976,064	8,889,731
Diluted	9,122,235	9,066,220	9,105,743	9,046,347

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net revenue:
Factory-built housing	$184,458	$162,867	$720,971	$655,148
Financial services	13,540	14,426	52,826	57,204
Total net revenue	$197,998	$177,293	$773,797	$712,352

Capital expenditures	$952	$1,072	$5,295	$3,519
Depreciation	$833	$969	$3,319	$3,468
Amortization of other intangibles	$92	$37	$368	$454

Total factory-built homes sold	3,697	2,960	13,820	12,339